UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

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Bolt Projects Holdings, Inc.
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Bolt Projects Holdings, Inc.
2261 Market Street, Suite 5447
San Francisco, CA 94114

Supplement, dated August 25, 2025, to Proxy Statement
for the Annual Meeting of Stockholders
to be Held on Friday, August 29, 2025

This supplement, dated August 25, 2025 (this “Supplement No. 2”), supplements the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on July 28, 2025 (the “Original Proxy Statement”) as supplemented by the supplement to the Original Proxy Statement filed with the SEC on August 6, 2025 (“Supplement No. 1” and, together with the Original Proxy Statement, the “Supplemented Proxy Statement”) by Bolt Projects Holdings, Inc. (the “Company”), relating to the Company’s Annual Meeting of Stockholders to be held on August 29, 2025, or at any continuations, adjournments or postponements thereof (the “Annual Meeting”). Defined terms used but not defined herein shall have the meaning set forth in the Supplemented Proxy Statement. This Supplement No. 2 should be read in conjunction with the Supplemented Proxy Statement.
Proposal 3: The Seneca Issuance Proposal and Proposal 4: The Ascent Issuance Proposal
Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) in excess of 20% of the Company’s outstanding common stock before entry into the subject transaction (the “Nasdaq Share Cap”), if such securities are issued at a price that is less than the “Minimum Price” (defined as the lower of (i) last closing price before entering into the definitive agreement and (ii) the average of last five closing prices before entering into the definitive agreement). In determining those shares of common stock aggregated under the Nasdaq Share Cap, all shares issued and sold under and the price at which such shares are sold under the arrangement must be considered in the aggregate. If the average price for all shares issued and sold under the arrangement remains at or above the Minimum Price, the company can issue shares in excess of 20%. If the price for the aggregate number of shares sold under the arrangement is below the Minimum Price, stockholder approval is required for sales in excess of the Nasdaq Share Cap.
Proposal 4: The Ascent Issuance Proposal
As described in the Original Proxy Statement, we intended to enter into definitive documentation for (a) the issuance and sale to Ascent Partners Fund LLC (“Ascent”) of convertible preferred stock and warrants (the “Convertible Preferred Stock Offering”) and (b) a related equity line of credit agreement with Ascent (the “ELOC Agreement”). We no longer intend to proceed with the proposed Convertible Preferred Stock Offering; however, still intend to enter into an ELOC Agreement with Ascent on substantially the same terms described in the Original Proxy Statement, subject to negotiation of definitive documentation. Except as updated by the foregoing, the terms of the Ascent Issuance Proposal remain as set forth in the Original Proxy Statement, Notice and Access Card and proxy card.
Corporate Governance
Board Leadership Structure

This Supplement No. 2 updates and replaces the disclosure under the section of the Original Proxy Statement entitled “Corporate Governance — Board Leadership Structure” in its entirety. The revised text of the Original Proxy Statement shall read as follows:
Our Board of Directors does not have a policy on whether the role of the Chairperson of the Board and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairperson should be selected from the non-employee directors or be an employee. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide the Board with flexibility and the independent directors may elect a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors, on the one hand, and the Chief Executive Officer and Chairperson of the Board, on the other.
Daniel Widmaier currently serves as the Chief Executive Officer and Chairperson of the Board and, in August 2025, the independent members of the Board appointed Christine Battist to serve as Lead Director. The Board considered its leadership structure and believes that the Company and its stockholders are best served by having Mr. Widmaier serve as both Chairman of the Board and Chief Executive Officer, with Ms. Battist serving as Lead Director. The Board believes that this structure gives the Board and management unified leadership and direction, and is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans. In addition, because Mr. Widmaier manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Widmaier presides at the meetings of the Board. In addition, the Board believes that a strong, independent Lead Director with clearly defined duties and responsibilities can help further enhance the contributions of the Company’s independent directors, and having Ms. Battist’s extensive experience serving as an executive at public and private companies, together with her bench of experience serving on public company boards can help play a pivotal role as independent Lead Director in administering the Board’s risk oversight responsibility. For these reasons, the Board has concluded that our current leadership structure is appropriate at this time.
We recognize that different leadership structures may be appropriate for companies in different situations, and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. We believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure in light of these factors and the then-current environment and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Audit Committee Chair
This Supplement No. 2 updates the disclosure under the sections in the Original Proxy Statement entitled “Corporate Governance — Board Committees” and “Corporate Governance — Audit Committee.”
On August 18, 2025, Gail Zauder was appointed as the Chair of the Audit Committee superseding Christine Battist in that position. The Audit Committee remains composed of Christine Battist, Jeri Finard, Sami Naffakh and Gail Zauder.
Impact on Voting at the Annual Meeting

This Supplement No. 2 should be read in conjunction with the Supplemented Proxy Statement. This Supplement No. 2 does not change the proposals to be voted on at the Annual Meeting or the recommendations of the Board with respect to such proposals as described in the Supplemented Proxy Statement. From and after the date of this Supplement No. 2, any references to the Proxy Statement are to the Supplemented Proxy Statement as supplemented hereby.

If you have already submitted your proxy, or voted by telephone or Internet, you do not need to take additional action unless you wish to change your vote.

If you wish to change your vote, the Original Proxy Statement contains information on how to do so. The form of proxy included in the Company’s Original Proxy Statement remains valid, and no new proxy cards are being distributed. Proxies already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

Information regarding how to vote your shares, or revoke your proxy, is available in the Original Proxy Statement. Stockholders may view this Supplement No. 2, the Supplemented Proxy Statement, and other proxy materials by visiting www.proxyvote.com.
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